                                                                   EXHIBIT 4.3.2

                                FIRST AMENDMENT
                                      TO
                               CREDIT AGREEMENT


This FIRST AMENDMENT (the "FIRST AMENDMENT") by and among XTRA, INC., a Maine corporation (the "COMPANY"), BANK OF AMERICA ILLINOIS, an Illinois banking corporation ("BAI") and each of the other Banks and the Agents (each as defined in the Credit Agreement described below), is entered into as of the 28th day of June, 1996.

                               R E C I T A L S

     A. The Company, BAI and each of the other Banks and the Agents have previously entered into that certain Credit Agreement dated as of June 30, 1995 (the "CREDIT AGREEMENT").

     B. Each of the Company, the Ultimate Parent and the Parent has requested that the Banks and the Agents amend certain provisions of the Credit Agreement.

     C. The Term Loan has been repaid in full and the Company is not entitled to request any further Loans with respect to the Term Loan.

     D. The Bank and the Agents are willing to amend the Credit Agreement subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, any extension of credit or other financial accommodation heretofore, now or hereafter made by any of the Banks or of the Agents to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. RECITALS. The foregoing recitals are accurate and are incorporated herein and made a part hereof.

     2. DEFINITIONS. Each initially capitalized term used herein without definition shall have the meaning set forth for such term in the Credit Agreement.

     3.   AMENDMENTS.

     A. The definition of "Indebtedness" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

          ""INDEBTEDNESS" means, with respect to any Person, (A) the principal amount of all indebtedness of such Person (I) for borrowed money, (II) for the deferred purchase price of property, unless the price thereof was payable in full within twelve months from the date on which the obligation was created, or (III) evidenced by notes, bonds or other instruments; (B) all Lease Obligations of such Person; and (C) all guaranties and other contingent obligations of such Person in respect of all indebtedness referred to in the foregoing CLAUSES (A) and (B) of any other Person."

     B. The definition of "Interest Charges" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

          ""INTEREST CHARGES" means, for any period, all expenses (net of any interest income earned during such period) accrued for interest (including imputed interest, accrued original issue discount and interest payable in kind) on all Indebtedness for such period (including Indebtedness consisting of Lease Obligations in respect of Capitalized Leases, but excluding Indebtedness consisting of Lease Obligations other than Capitalized Leases), all as determined in accordance with GAAP."

     C. The definition of "Liabilities" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

          " "LIABILITIES" means, with respect to any Person at any date as of which the amount thereof shall be determined, an amount equal (without duplication) to (A) all liabilities of such Person determined in accordance with GAAP PLUS (B) all Indebtedness of such Person PLUS (C) the aggregate amount of such Person's reimbursement obligations in respect of letters of credit MINUS (D) the aggregate deferred income tax liability of such Person."

     D. The definition of "Net Worth" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the first sentence of such definition in its entirety and substituting in lieu thereof the following first sentence:

          " "NET WORTH" means, at any date as of which the amount thereof shall be determined with respect to any Person, the sum of the following amounts which would be set forth on a balance sheet of such Person on such date, in each case as determined in accordance with GAAP: (A) the par value (or values stated on the books of such Person) of the capital stock of all classes of such Person, other than capital stock held in the treasury of such Person, PLUS (B) the amount of the surplus, whether capital or earned, of such Person, MINUS (C) the amount which would be carried in the asset side of such balance sheet of such Person in respect of goodwill, trade names, trademarks, patents, unamortized debt issuance expense and other intangibles, MINUS (D) any increase in the net book value of fixed assets arising from a revaluation thereof after September 30, 1995."

     E. The definition of "Subordinated Indebtedness" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

     F. The definition of "Term Out Date" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "June 30, 1997" from such definition and substituting in lieu thereof the date "June 30, 1998".

     G. Section 7.1(f) of the Credit Agreement is hereby amended by deleting therefrom the following phrase: "(excluding Subordinated Indebtedness)."

     H. Section 7.2 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          " 7.2 LEVERAGE RATIO OF COMPANY. The Company shall not permit the ratio of Liabilities of the Company to Net Worth of the Company to exceed 4.50 to 1.00 as of the end of any fiscal quarter."

     I. Section 7.5 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          "7.5 CONSOLIDATED LEVERAGE RATIO. The Ultimate Parent shall not permit the ratio of Consolidated Liabilities of the Ultimate Parent and its Subsidiaries to Consolidated Net Worth of the Ultimate Parent and its Subsidiaries to exceed (A) 4.50 to 1.00 at any time prior to the Term Out Date and (B) 4.00 to 1.00 at any time on or after the Term Out Date."

     J. Section 8 (f) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          "(F) the Ultimate Parent, the Parent, the Company or any of their respective Subsidiaries shall default (as principal or guarantor or other surety) in the payment of any principal or premium, if any, of, or interest or fees on, any other Indebtedness to any Bank, or any other Indebtedness in respect of borrowed money in an aggregate principal amount of $10,000,000 or more (which default is in payment thereof at its stated maturity or shall result in such Indebtedness becoming or being declared due prior to the scheduled maturity thereof) or if the Ultimate Parent, the Parent, the Company or any of their respective Subsidiaries shall fail to comply (and such failure to comply has not been cured or waived) with any of the terms of any document evidencing any such Indebtedness, or any mortgage, pledge, assignment, indenture or other document relating thereto, and as a consequence of any of the foregoing, the holder of such Indebtedness shall have the right to declare all amounts payable with respect thereto to be due and payable by reason of such default prior to the scheduled maturity thereof or demand payment of all amounts payable in respect of any Indebtedness payable on demand; or

     K. Schedules 1.1(A) and 1.1 (B) of the Credit Amendment are hereby amended by deleting them in their entirety and substituting in lieu thereof Schedules 1.1(A) and 1.1(B), respectively, annexed hereto.

     L. Schedule 1.1(C) of the Credit Agreement is hereby deleted in its entirety.

     M. Sections 7.2 through 7.5 of the Compliance Certificate set forth in Exhibit E to the Credit Agreement are hereby deleted and the provisions of Exhibit A hereto are hereby substituted in lieu thereof.

     4. CONDITIONS TO EFFECTIVENESS. Provided that no Default or Event of Default shall then exist, this First Amendment shall be deemed to be effective as of the date ("EFFECTIVE DATE") which is the later to occur of (a) June 28, 1996, and (b) the date on which the Administrative Agent shall have received each of the following for the benefit of the Banks and the Agents, in form and substance satisfactory to the Administrative Agent and the Banks:

          a. This First Amendment to Credit Agreement duly executed and delivered by the Company and each of the Agents and the Banks;

          b. The duly executed Ratification and Confirmation to Guaranty duly executed and delivered by the Ultimate Parent in favor of the Banks (a form of such Ratification and Confirmation is annexed as Exhibit B hereto) (the "ULTIMATE PARENT RATIFICATION");

          c. The duly executed Ratification and Confirmation to Guaranty duly executed and delivered by the Parent in favor of the Banks (a form of such Ratification and Confirmation is annexed as Exhibit C hereto) (the "PARENT RATIFICATION");

          d. The duly executed replacement Notes, as appropriate, to evidence the change in each Bank's respective Commitment amount with respect to the Loans (forms of such replacement Notes are annexed as Exhibits D-1 through D-12 hereto) (collectively, the "REVISED NOTES");

          e. True, complete and accurate copies, duly certified by an officer of the Company, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this First Amendment, the Revised Notes, and any other document, instrument or agreement executed or delivered in connection therewith by the Company;

          f. True, complete and accurate copies, duly certified by an officer of the Ultimate Parent, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of the Ultimate Parent Confirmation and any other document, instrument or agreement executed or delivered in connection therewith by the Ultimate Parent;

          g. True, complete and accurate copies, duly certified by an officer of the Parent, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of the Parent Confirmation and any other document, instrument or agreement executed or delivered in connection therewith by the Parent;

          h. An opinion of counsel to the Company, the Ultimate Parent and the Parent addressed to the Agents and the Banks dated as of the Effective Date in form and substance satisfactory to the Agents; and,

          i. Such other documents, instruments or agreements as the Agents and the Banks may reasonably request.

     5. SURRENDER OF NOTES. Each Bank receiving a Revised Note executed by the Company, shall thereupon simultaneously surrender to the Administrative Agent for delivery to the Company its prior Note, in each case marked "surrendered,".

     6. REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Banks to enter into this First Amendment, the Company hereby represents, warrants and certifies to each of the Agents and the Banks that as of the date of this First Amendment and as of the Effective Date:

          a. no Default or Event of Default exists before and after giving effect to the amendment contained herein;

          b. each and every representation and warranty contained in the Loan Documents is true, correct, complete and accurate with the same effect as if then made, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true, correct, complete and accurate on and as of such earlier date); and

          c. the Company is in compliance with all of the covenants contained in the Loan Documents.

     7. FULL FORCE AND EFFECT. Except as specifically modified or amended by the terms of this First Amendment or the Revised Notes, the other Loan Documents and all provisions contained therein are and shall continue in full force and effect and are hereby ratified and confirmed.

     8. COUNTERPARTS. This First Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9. MISCELLANEOUS. This First Amendment shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agents and the Banks and their respective successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Illinois without giving effect to principles of choice of law.

                      [INDIVIDUAL SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                  XTRA, INC.


                           By:     /s/ Christopher P. Joyce
                                   ---------------------------------
                           Name:   Christopher P. Joyce
                           Title:  Treasurer




                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent


                           By:     /s/ Craig Munro
                                   ---------------------------------
                           Name:   Craig Munro
                           Title:  Managing Direcor




                           THE FIRST NATIONAL BANK OF BOSTON, as
                           Documentation Agent


                           By:     /s/ Alicia Szendiuch
                                   ---------------------------------
                           Name:   Alicia Szendiuch
                           Title:  Director



                           ABN AMRO NORTH AMERICA, INC.,
                           as Agent for ABN AMRO BANK N.V.


                           By:     /s/ James E. Davis
                                   ---------------------------------
                           Name:   James E. Davis
                           Title:  Vice President


                           By:     /s/ R.E. James Hunter
                                   ---------------------------------
                           Name:   R. E. James Hunter
                           Title:  Group Vice President



                           BANK OF AMERICA ILLINOIS


                           By:     /s/ Craig Munro
                                   ---------------------------------
                           Name:   Craig Munro
                           Title:  Managing Director

                           CORESTATES BANK, N.A.


                           By:     /s/ Verna R. Prentice
                                   ---------------------------------
                           Name:   Verna R. Prentice
                           Title:  Vice President



                           CREDIT LYONNAIS NEW YORK BRANCH


                           By:     /s/ Robert Ivosevich
                                   ---------------------------------
                           Name:   Robert Ivosevich
                           Title:  Senior Vice President



                           LTCB TRUST COMPANY


                           By:     /s/ Noboru Kubota
                                   ---------------------------------
                           Name:   Noboru Kubota
                           Title:  Senior Vice President



                           MELLON BANK, N.A.


                           By:     /s/ Inba Ponnusamy
                                   ---------------------------------
                           Name:   Inba Ponnusamy
                           Title:  Vice President



                           PNC BANK, N.A.


                           By:     /s/ Tom Colwell
                                   ---------------------------------
                           Name:   Tom Colwell
                           Title:  Vice President

                           ROYAL BANK OF CANADA


                           By:     /s/ D.G. Calancie
                                   ---------------------------------
                           Name:   D.G. Calancie
                           Title:  Senior Manager



                           FLEET BANK, N.A.


                           By:     /s/ Robert F. Young
                                   ---------------------------------
                           Name:   Robert F. Young
                           Title:  Vice President



                           UNION BANK OF CALIFORNIA, N.A.


                           By:     /s/ Alison A. Mason
                                   ---------------------------------
                           Name:   Alison A. Mason
                           Title:  Vice President



                           THE FIRST NATIONAL BANK OF BOSTON


                           By:     /s/ Alicia Szendiuch
                                   ---------------------------------
                           Name:   Alicia Szendiuch
                           Title:  Director



                           THE FUJI BANK, LIMITED, NEW YORK BRANCH


                           By:     /s/ Gina M. Kearns
                                   ---------------------------------
                           Name:   Gina M. Kearns
                           Title:  Vice President & Manager